Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 to Form S-16 (No. 2-62247), Registration Statement on Form S-3 (Nos. 33-3027, 33-16674, 33-19035, 333-129292, 333-132143, 333-179639, 333-204940 and 333-208235) and Registration Statement on Form S-8 (Nos. 33-40199, 33-15639, 333-26361, 333-62550, 333-67180, 333-150457, 333-188116 and 333-204061) of Ball Corporation of our report dated 22 June 2016 relating to the consolidated financial statements of Rexam PLC, which appears in this Current Report on Form 8-K of Ball Corporation.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
June 22, 2016